UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 22, 2008

Manhattan Bridge Capital, Inc.

(Exact Name of Registrant as Specified in Charter)

New York	000-25991	11-3474831
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

192 Lexington Avenue, New York, NY	10016
(Address of Principal Executive Offices)	(Zip Code)

(212) 489-6800
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 22, 2008, Mr. Lyron L. Bentovim was appointed to the Company’s Board of Directors.

Mr. Bentovim is currently a Portfolio Manager of SKIRITAI Capital LLC, an investment advisor based in San Francisco. Prior to joining SKIRITAI Capital LLC, Mr. Bentovim served as the President, COO and co-founder of WebBrix Inc., an innovative retail channel aiming to provide physical space and services for online retailers. Additionally, Mr. Bentovim spent time as a Senior Engagement Manager with strategy consultancies USWeb/CKS, the Mitchell Madison Group and as an associate with McKinsey & Company. As a Senior Engagement Manager, Mr. Bentovim advised numerous Fortune 1000 companies in the Financial Services, Insurance, Retail, and Manufacturing sectors.

During his consulting career, Mr. Bentovim assisted companies in exploring and developing solutions in the areas of strategic planning and operational improvements. Specifically, he supported client companies in evaluating new market opportunities, assessing risk, formulating strategies and driving implementation efforts. Mr. Bentovim is experienced in evaluating Global 500 organizations and implementing strategies designed to streamline processes, reduce inefficiencies and achieve significant overhead reductions.

Mr. Bentovim also serves on the board of directors of Sunrise Telecom, Top Image Systems, Argonaut Technologies and Three-Five Systems.

Mr. Bentovim holds an MBA from the Yale School of Management and a Law degree from the Hebrew University in Jerusalem.

The addition of Mr. Bentovim brings Manhattan Bridge Capital’s total directors to six and the number of independent directors on the board to four.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Manhattan Bridge Capital, Inc.

Dated: December 24, 2008	By: /s/ Assaf Ran
Name: Assaf Ran
Title: President and Chief Executive Officer